SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             AVIATION SALES COMPANY
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             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                    65-0665658
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

     3601 Flamingo Road, Miramar, FL                            33027
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    (Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: ____________
        (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                          Name of Each Exchange on Which
to be so registered                          each class is to be registered

Preferred Stock Purchase Rights
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of Class)


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                                (Title of Class)

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Company and Continental Transfer & Trust Company, as Rights Agent (the "Rights Agent") have entered into Amendment No. 2 (the "Amendment") to the Rights Agreement, dated November 1, 1999, between the Company and the Rights Agent.

         The text of the Amendment is attached as Exhibit 1 and incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to Exhibit 1.

Item 2.  EXHIBITS.

         1. Amendment No. 2 to Rights Agreement, dated as of December 4, 2000, between Aviation Sales Company and Continental Stock Transfer & Trust Company, as Rights Agent.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 AVIATION SALES COMPANY

Dated: December 28, 2000                         By: /S/ DALE S.  BAKER
                                                    ---------------------------
                                                      Dale S. Baker, President,
                                                      Chairman & CEO

                                 EXHIBIT INDEX

EXHIBIT       DESCRIPTION
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   1          Amendment No. 2 to Rights Agreement